Legal Notices

THE COMPANIES LAW
NOTICE OF APPOINTMENT OF OFFICIAL LIQUIDATOR
ARABELLA EXPLORATION, INC. – In Official Liquidation
(the "Company")
Grand Court Cause No. FSD 72 of 2016 (RMJ)

TAKE NOTICE that by order of the Grand Court made on July 7, 2016, the Company, with former registered office at PO Box 2681, Cricket Square, Hutchins Drive, Grand Cayman KY1-1111, Cayman Islands, was put into official liquidation in accordance with the Companies Law (2013 Revision). AND FURTHER TAKE NOTICE that Matthew Wright and Christopher Kennedy of RHSW Caribbean, PO Box 897, Windward 1, Regatta Office Park, West Bay Road, Grand Cayman KY1-1103 have been appointed as Joint Official Liquidators ("JOLs") of the Company.

Contact for enquiries: James McGrath, Telephone: (345) 949 7576, Facsimile: (345) 949 8295, Email: jmcgrath@rhswcaribbean.com

Address for Service: RHSW (Cayman) Limited, P.O. Box 897 Windward 1, Regatta Office Park, Grand Cayman KY1-1103, Cayman Islands

Dated this 8th day of July, 2016

Christopher Kennedy, Joint Official Liquidator